EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
      We hereby consent to the incorporation by reference in the following Registration Statements of Anchor BanCorp Wisconsin Inc. of our reports dated June 1, 2006, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Anchor BanCorp Wisconsin Inc. for the year ended March 31, 2006

•	Registration Statement (Form S-8 No. 33-52666) pertaining to the 1992 Stock Incentive Plan;

•	Registration Statement (Form S-8 No. 333-81959) pertaining to the 1999 Employee Stock Purchase Plan;

•	Registration Statement (Form S-8 No. 333-81609) pertaining to the FCB Financial Corp. 1998 Incentive Plan, FCB Financial Corp. 1993 Stock Option and Incentive Plan, OSB Financial Corp. 1992 Stock Option and Incentive Plan;

•	Registration Statement (Form S-8 No. 33-46536) pertaining to the AnchorBank, fsb Retirement Plan; and

•	Registration Statement (Form S-8 No. 333-122970) pertaining to the 2004 Equity Incentive Plan.
/s/ McGladrey & Pullen, LLP
Madison, Wisconsin
June 9, 2006